                     [Letterhead of Conyers Dill & Pearman]

25 October 2004

Arlington Tankers Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Dear Sirs

ARLINGTON TANKERS LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form F-1 (Registration No.333-119869) filed with the U.S. Securities and Exchange Commission (the "Commission") on 21
October 2004 (the "Registration Statement" which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 13,167,500 common shares, par value US$0.01 each, of which
11,450,000 are being offered by the Company and 1,717,500 are being offered by certain shareholders of the Company (the "Selling Shareholders"), pursuant to an over-allotment option granted to the underwriters by the Selling Shareholders
(together, the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the
Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on
25 October 2004, minutes of meetings of the Company's directors held on 10
October 2004 and unanimous written resolutions of the Company's members dated 21
October 2004 (together, the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the
Minutes remain in full force and effect and have not been rescinded or amended,
(e) that there is no provision of the law of any jurisdiction, other than
Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of the Common Shares the Company will receive consideration for the full issue price

                                                                            CD&P

thereof, (g) that at the time the Common Shares are issued, shares of the
Company will be listed on the New York Stock Exchange.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that:

1.     The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the
       Register of Companies and thereby cease to exist under the laws of
       Bermuda).

2.     When issued and paid for as contemplated by the Minutes and the
       Registration Statement at a price per share equal to at least the par value thereof, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm under the caption
"Legal Matters" in the prospectus forming a part of the Registration Statement.
In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN

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